UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2021

Sono-Tek Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 0-16035

New York	14-1568099
(State of Incorporation)	(I.R.S. Employer ID No.)

2012 Route 9W, Milton, New York	12547
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (845) 795-2020

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 – Termination of a Material Definitive Agreement

On April 1, 2021, Sono-Tek Corporation (the “Company”) received notice from M&T Bank (“M&T”), the lender to the Company under the Paycheck Protection Program (“PPP”), as described below, that M&T had received confirmation from the U.S. Small Business Administration (“SBA”) that the application for forgiveness of the Company’s PPP loan (the “PPP Loan”) had been approved. The loan forgiveness request in the amount of $1,001,640 was applied to the Company’s entire outstanding PPP Loan balance with M&T.

On April 17, 2020, the Company entered into the PPP Loan under the PPP and received loan proceeds of $1,001,640. The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act, provided for loans to qualifying companies and is administered by the SBA. Under the PPP, the SBA was given the authority to forgive loans provided the loan proceeds were used for payroll and related payroll costs and any payments of mortgage interest, rent and utilities. The Company applied for debt forgiveness in December 2020.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONO-TEK CORPORATION

By: /s/ Stephen J. Bagley

Stephen J. Bagley

Chief Financial Officer

April 7, 2021